Exhibit 99.1

Mobetize Announces Effective Date for Consolidation and Amendments

VANCOUVER, British Columbia, July 10, 2017 (GLOBE NEWSWIRE) -- Mobetize Corp. (OTCQB:MPAY), a provider of  mobile financial services technology for the multi-billion dollar business to business segment of the Fintech as a Service sector, today  announced  that a  1/100 consolidation of its issued and outstanding common shares. will take effect at the open of business 7/11/2017. The new symbol for the post consolidation will be MPAYD. The “D” will be removed in 20 business days and the symbol will revert back to MPAY.

On April 7, 2017, stockholders with a majority of the outstanding votes executed a written consent in accordance with the Nevada Revised Statutes, and Mobetize's amended and restated Bylaws to approve a consolidation of  its issued and outstanding common stock on a one for one hundred (1/100) basis, to decrease its authorized common stock and  preferred stock.

On the effective date of the consolidation, every one hundred shares of Mobetize’s issued and outstanding common stock will automatically be converted into one share of common stock.  No fractional shares will be issued.  Instead, holders of record who would otherwise be entitled to a fractional share will receive one whole share.  Registered stockholders will receive a letter of transmittal from Mobetize’s transfer agent VStock Transfer LLC, as soon as practicable after the consolidation has been effected. The letter of transmittal will contain instructions on how to surrender Mobetize stock certificate(s) to the transfer agent in exchange for the appropriate number of shares either in certificate form or electronically in book-entry form under the direct registration system. No new stock certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) to the transfer agent. Following the consolidation, the number of outstanding shares of Mobetize’s common stock will decrease from 23,450,233 to approximately 234,502, of which approximately 78,985 shares will be held by CEDE& CO.

Mobetize has also filed an amendment to its Articles of Incorporation to decrease the number of its authorized shares of common stock from 525,000,000 to 250,000,000 par value $0.001 and to decrease the number of its authorized shares of preferred stock from 250,000,000 to 75,000,000 par value $0.001. The amendments to Mobetize’s Articles of Incorporation will be effective as soon as is practicable on receipt by the Nevada Secretary of State.

Additional information about the consolidation and the amendments can be found in Mobetize’s definitive information statement filed with the Securities and Exchange Commission on April 25, 2017, a copy of which is available at www.sec.gov or at www.mobetize.com.

About Mobetize Corp.

Mobetize Corp. (OTCQB:MPAY) has developed a global B2B Fintech as a Service (FaaS) Supermarket. Mobetize digitizes bricks and mortar financial services to deliver mobile money services to leading telecommunications companies and financial institutions. Mobetize ensures end-to-end integration for services such as prepaid air-time top ups, data gifting, mobile lending, international money transfers, P2P transfers, Visa™/MasterCard™ programs and mobile bill payments. Mobetize seamlessly integrates and white labels its secure mobile money platform services for customers who then offer the services to millions of users. Mobetize experts to help telecom and banking providers discover new revenues, new customer relationships and navigate the emerging Fintech ecosystem. For more information, visit http://www.mobetize.com

Exhibit 99.1

Forward Looking Statements

This press release includes statements that are not historical in nature and may be characterized as "forward-looking statements," including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning Mobetize's outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of Mobetize and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially. Among the factors which could cause a difference are: changes in the general economy; changes in demand for Mobetize's products or in the supplier costs; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances. A number of these factors are discussed in Mobetize's previous filings with the Securities and Exchange Commission. Mobetize disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Mobetize Corp.

Investor Relations

778-588-5563 X 209

shareholderrelations@mobetize.com